EXHIBIT 10.1

MEDGENICS INC.

THE 2001 ISRAELI STOCK OPTION PLAN

(Amended as of July 7, 2003 in compliance with Amendment No. 132 of the
Israeli Tax Ordinance, 2002)

ISRAELI STOCK OPTION PLAN

TABLE OF CONTENTS

1.	PURPOSE OF THE ISOP	1
2.	DEFINITIONS	1
3.	ADMINISTRATION OF THE ISOP	5
4.	DESIGNATION OF PARTICIPANTS	7
5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102	7
6.	TRUSTEE	7
7.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON	8
8.	PURCHASE PRICE	9
9.	ADJUSTMENTS; CORPORATE TRANSACTIONS	9
10.	TERM AND EXERCISE OF OPTIONS	11
11.	VESTING OF OPTIONS	13
12.	PURCHASE FOR INVESTMENT	14
13.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL	14
14.	DIVIDENDS	15
15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS	15
16.	EFFECTIVE DATE AND DURATION OF THE ISOP	15
17.	AMENDMENTS OR TERMINATION	16
18.	GOVERNMENT REGULATIONS	16
19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES	16
20.	GOVERNING LAW & JURISDICTION	16
21.	TAX CONSEQUENCES	16
22.	NON-EXCLUSIVITY OF THE ISOP	17
23.	MULTIPLE AGREEMENTS	17
24.	INFORMATION TO OPTIONEES AND PURCHASERS	17

i

This stock option plan, as amended from time to time, shall be known as the Medgenics Inc. 2001 Israeli Stock Option Plan Amended as of March, 6, 2003 (hereafter the “ISOP”).

1.	PURPOSE OF THE ISOP

The ISOP is intended to provide an incentive to retain, in the employ of the Company and its Subsidiaries, persons of training, experience, and ability; to attract new employees, and other service providers whose services the committee shall decide are valuable to the Company; to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company, by providing them with opportunities to purchase shares in the Company, pursuant to the ISOP approved by the Board.  Options granted under the ISOP may be 3(i) Options or 102 Options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the ISOP and related documents (including the Option Agreement and its appendixes), the following definitions shall apply:

2.1	“Administrator” means the Board or a Committee appointed pursuant to Section 3 below.

2.2	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.3	“Approved 102 Option” means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.

2.4
“Applicable Laws” means the legal requirements relating to the administration of stock option and restricted stock purchase plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange rules or regulations and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the ISOP as such laws, rules, regulations and requirements shall be in place from time to time.

2.5	“Board” means the Board of Directors of the Company.

2.6
“Capital Gain Option (CGO)” means an Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

ISRAELI STOCK OPTION PLAN

2.7
“Cause” For termination of an Employee’s or Non Employee’s Continuous Service Status will exist if the participant is terminated by the Company for any of the following reasons:  (i) conviction of any felony; (ii) commission of any act of fraud, embezzlement or dishonesty against or involving the Company, or breach of Fiduciary duties or duties of care as regards the Company; (iii) any other willful misconduct against the Company that violates either a law or a Company policy and has caused or is reasonably expected to result in material injury to the Company; (iv) unauthorized use or disclosure by participant of any proprietary information or trade secrets of the Company or any other party to whom the participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) willful breach of any of participant’s obligations under any written agreement or covenant with the Company.  The determination as to whether a participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the participant.

2.8	“Chairman” means the Chairman of the corporate body constituting the Administrator.

2.9
“Change of Control” means a sale of all or substantially all of the Company’s assets, or any merger, consolidation or other transaction of the Company with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) a majority of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

2.10	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.11	“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the ISOP in accordance with Section 3 below.

2.12	“Company” means Medgenics Inc., a Delaware corporation.

2.13
“Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Non-Employee.  Continuous Service Status as an Employee or Non-Employee shall not be considered interrupted in the case of:  (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parents or Affiliates, or their respective successors.  In addition, the Company’s providing a participant with notice of termination of employment or services shall be deemed to constitute termination of Continuous Service Status, effective as of the date set forth in such notice.  A change in status from an Employee to a Non-Employee, or from a Non-Employee to an Employee, will not constitute an interruption of Continuous Service Status.

ISRAELI STOCK OPTION PLAN

2.14	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.15
“Date of Grant” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a grant or (ii) such other later date that may be specified by the Board or such Committee, as set forth in Exhibit B of the Option Agreement.

2.16
“Disability” means an Optionee’s inability to perform his or her duties with the Company, or any of its affiliates, for a consecutive period of at least 180 days, by reason of any medically determinable, physical or mental impairment, as determined by a physician selected by the Optionee and acceptable to the Company, including a disability under Code Section 22(e)(3).

2.17
“Employee” means a person who is employed by the Company or a Parent or an Affiliate with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to the requirements of the Applicable Laws, including an individual who is serving as a director or an office holder, but excluding a Controlling Shareholder.

2.18	“Expiration date” means the date upon which an Option shall expire, as set forth in Section 10.3 of the ISOP.

2.19	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.20
“Fair Market Value” means as of any date, the value of a Share determined as follows:  (i) Prior to the IPO (as defined below) or otherwise in the absence of an established market for the Shares, the value of the Shares shall be determined in the good faith judgment of the Board (or the Committee, if the Board shall have delegated such authority to the Committee) based on all relevant factors, in a manner consistent with Section 260.140.50, of Title 10 of the California Code of Regulations.  Without derogating from the above, solely for the purpose of Section 102(b)(3) of the Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares, will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be; (ii) If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market system, or the Nasdaq Small Cap Market of the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system as of the applicable date, as reported in the Wall Street Journal or such other source as the Committee deems reliable; or (iii) If the Share are regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value shall be the mean the midpoint between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination.  The determination of Fair Market Value of the Shares shall be applied consistently with respect to different ISOP participants.

ISRAELI STOCK OPTION PLAN

2.21	“IPO” means the initial Public Offering of the Company’s shares.

2.22	“ISOP” means the Company’s 2001 Israeli Share Option Plan amended as of March, 6, 2003.

2.23	“Non-Employee” means a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Employee.

2.24
“Ordinary Income Option (OIO)” means an Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions o1 Section 102(b)(1) of the Ordinance.

2.25	“Option” means an option to purchase one or more shares of stock pursuant to the ISOP.

2.26	“102 Options” means Options containing such terms that will qualify them for the special tax treatment under Section 102.

2.27	“3(i) Options” means Options that do nut contain such terms that will qualify them for the special tax treatment under Section 102.

2.28	“Optionee” means a person who receives or holds an Option under the ISOP.

2.29	“Option Agreement” means the stock option agreement between the Company and an Optionee that evidences and sets out the terms and conditions of an Option.

2.30	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

2.31	“Purchase Price” means the price for each Share of stock subject to an Option.

2.32
“Restricted Period” means a period of time from the Date of Grant, during which the Trustee shall hold the Options and/or Shares as required under Section 102 of the Ordinance, as now in effect or as hereafter amended.

2.33	“Securities Act” means the United States Securities Act of 1933, as now in effect or as hereafter amended.

2.34	“Section 102” means Section 102 of the Ordinance, as now in effect or as hereafter amended.

ISRAELI STOCK OPTION PLAN

2.35	“Share” means the common stock, $0.01 par value per share, of the Company.

2.36	“The Ordinance” means the 1961 Israeli Tax Ordinance [New Version], as now in effect or as hereafter amended.

2.37
“Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person, and includes a Change of Control.

2.38	“Trustee” means a trustee nominated by the Committee and approved by the Tax authorities under Section 102(a) of the Ordinance.

2.39	“Unapproved 102 Option” means an Option granted pursuant to Section 102(c) or the Ordinance and not held in trust by a Trustee.

2.40	“USSOP” means the Company’s 2001 US Stock Option Plan.

2.41
“Vesting Dates” means, as determined by the Board or authorized Committee, the date as of which the Optionee shall be entitled to exercise the options or part of the Options, as set forth in Section 10 if the ISOP.

3.	ADMINISTRATION OF THE ISOP

3.1
The Board or a Committee appointed and maintained by the Board for such purpose (in either case, referred to as the “Administrator”), shall have the power to administer the ISOP.  Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.  In addition, the ISOP may be administrated by different administrative bodies with respect to different classes of Optionees and, if permitted by the Applicable Laws, the Board may authorize one or more officers who are not members of the Board to grant Options under the ISOP.

3.2
The Committee shall consist of such number of members as may be determined by the Board.  The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine.  The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.3	Any member of such Committee shall be eligible to receive Options under the ISOP while serving on the Committee, unless otherwise specified herein or prohibited by the Applicable Laws.

ISRAELI STOCK OPTION PLAN

3.4
Subject to the provisions of the ISOP and the Applicable Laws, and in the case of a Committee, the specific authority delegated by the Board to such Committee, the Administrator shall have full power and authority to:  (i) designate Optionees and to issue Options; (ii) determine the terms and provisions of respective Option Agreements (which, need not be identical from one Optionee to another) including, but not limited to, the number of Shares to be covered by each Option, the Purchase Price applicable to Options, the provisions concerning the time or times when and the extent to which the Options shall vest and become exercisable, and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture or other restrictions or forfeiture provision, and to cancel or suspend awards, as necessary; (iii) to accelerate the vesting rights or rights of an Optionee to exercise in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the ISOP which determination shall be final and binding on all parties; (v) to determine the Fair Market Value of the Shares in accordance with Section 2.20 above; (vi) to adjust the Vesting Dates of an Option; (vii) to designate Options as CGOS, OIOs, Unapproved 102 Options, 3(i) Options or any other type of option which shall be taxable by the Ordinance; (viii) to make an election as to the type of 102 Approved Option; and (ix) to determine any other matter which is necessary or desirable for, or incidental to administration of the ISOP.

3.5
The Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a Purchase Price equal to, lower than or higher than the Purchase Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Committee may prescribe, in accordance with the provisions of the ISOP.

3.6	The interpretation and construction by the Committee of any provision of the ISOP, or of any Option Agreement thereunder, shall be final and conclusive unless otherwise determined by the Board.

3.7
At the Company’s discretion, each member of the Board or the Committee may be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the ISOP, unless arising out of such member’s own fraud or bad faith, to the extent permitted by the Applicable Laws.  Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise, but shall be subject to the terms and provisions of any written indemnification agreements between the Company and such individual.

ISRAELI STOCK OPTION PLAN

4.	DESIGNATION OF PARTICIPANTS

4.1
The persons eligible for participation in the ISOP shall include any Employees and/or Non-Employees of the Company or of any Parent or Affiliate of the Company, provided that 102 Options may be granted only to Employees and that 3(i) Options may only be granted to Non-Employees and/or Controlling Shareholders.  The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him from participating in any other grant of Options, pursuant to the ISOP or any other option, stock or similar plan of the Company or any of its subsidiaries.

4.2
Anything in the ISOP to the contrary notwithstanding, all grants of Options to members of the Board and office holders shall be authorized and implemented in accordance with the provisions of the Applicable Laws, as in effect from time to time.

5.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

5.1	The Company may designate Options granted to Employees pursuant to Section 102 as Approved 102 Options or as Unapproved 102 Options.

5.2	The grant of Approved 102 Options shall be made under this ISOP adopted by the Board, and shall be conditioned upon the approval of this ISOP by the ITA.

5.3	Approved 102 Options may either be classified as Capital Gain Options (“CGOs”) or Ordinary Income Options (“OIOs”).

5.4
No Approved 102 Option may be granted under the ISOP to any eligible Employee, unless and until, the Company’s election or the type of Approved 102 Option as CGO or as OIO that will be granted to Employees (the “Election”), is appropriately filed with the ITA.  Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under this ISOP and shall remain in effect until the end of the year following the year in which the Company first granted Approved 102 Options.  The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance.  For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

5.5
For the avoidance doubt, the designation of Approved 102 Options and Unapproved 102 Options shall be subject to the terms and conditions of Section 102 of the Ordinance and the regulations promulgated thereunder.

6.	TRUSTEE

6.1
Approved 102 Options which shall be granted under the ISOP, and/or any Shares allocated or issued upon exercise of such Options, and/or other shares received subsequently following any realization of rights (including bonus stock), shall be allocated or issued to a Trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 and held for the benefit of the Optionees.  Approved 102 Options and any Shares received subsequently following exercise of Approved 102 Options, shall be held by the Trustee in accordance with the rules of Section 102.  In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options shall be treated as Unapproved 102 Options, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

ISRAELI STOCK OPTION PLAN

6.2	The Trustee shall not release any Shares allocated or issued upon exercise of Options prior to the full payment of the Optionee’s tax liabilities arising from Options which were granted to him.

6.3
Upon receipt of the Option, the Optionee shall sign an undertaking to release the Trustee from any liability in respect to any action or decision duly taken and executed in a bona fide manner in relation to the ISOP, or any Option or Share granted to him thereunder.

6.4
With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the holding period required under Section 102 of the Ordinance.

7.	SHARES RESERVED FOR THE ISOP; RESTRICTION THEREON

7.1
Subject to the provisions of Section 9 below, the maximum aggregate number of Shares that may be sold under the ISOP and the USSOP shall equal a total of 910,117 (nine hundred ten thousand one hundred seventeen) Shares.  The Shares may be authorized but unissued or reacquired Shares.  Any Shares which remain unissued and which are not subject to outstanding Options at the termination of the ISOP shall cease to be reserved for the purpose of the ISOP, but until termination of the ISOP, the Company shall at all times reserve sufficient number of Shares to meet the requirements of the ISOP and the USSOP.  Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ISOP or any other Stock Option Plan.  In addition, any Shares which are retained by the Company upon exercise of an Option in order to satisfy any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the ISOP.  Shares issued under the ISOP and later repurchased by the Company pursuant to any repurchase right which the Company may have shall not be available for future grant under the ISOP.

7.2	For the removal of doubt, the Optionee shall not have any legal, financial or other claims against the Company with regards to any additional issuance of shares or grant of options.

ISRAELI STOCK OPTION PLAN

8.	PURCHASE PRICE

8.1
The Purchase Price of each Share underlying an Option shall be determined by the Board or the Committee, if the Board has delegated such authority to the Committee, in the Board’s or the Committee’s sole and absolute discretion, in accordance with the Applicable Laws, subject to any guidelines as may be determined or adopted by the Board from time to time.  Each written agreement governing an Option will contain the Purchase Price applicable with respect to such Option.

8.2
The Purchase Price shall generally be payable upon the exercise of an Option in a form satisfactory to the Committee, including without limitation, by cash or check.  In addition and if permitted by the Applicable Laws, the Administrator may in its discretion authorize the following additional types of consideration (to be reflected in individual Option agreements if applicable):  (1) delivery of the Optionee’s promissory note bearing a commercial rate of interest at the time of exercise and having such recourse, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); (2) cancellation of indebtedness; (3) other Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired, directly or indirectly, from the Company, such Shares must have been owned by the participant for more than six months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (4) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a securities broker approved by the Company shall require to effect exercise of the Option and prompt delivery to the Company of the sale or loan proceeds required to pay the Purchase Price and any applicable withholding taxes; or (5) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.  The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

9.	ADJUSTMENTS; CORPORATE TRANSACTIONS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under an Option granted under the ISOP shall be adjusted as hereafter provided:

ISRAELI STOCK OPTION PLAN

9.1
In the event of a Transaction, each outstanding Option shall be assumed, or an equivalent option or right shall be substituted by the successor corporation or a parent or a subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the Option or to substitute an equivalent option or right, in which case the vesting and exercisability of such outstanding Options shall accelerate in full, effective as of immediately prior to the consummation of the Transaction, and the Options shall terminate upon the consummation of the Transaction.  In the event of an Option assumption or substitution, the Administrator shall make appropriate adjustments to the Purchase Price to reflect such action, and all other terms and conditions of the written Option Agreements shall remain in force.

For purposes of this Section 9.1, an Option shall be considered assumed, without limitation, it at the time of issuance of the stock or other consideration upon a Transaction, each holder of an Option would be entitled to receive upon exercise of the Option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the Transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 9); provided that if such consideration received in the transaction is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction, and provided further that the Administrator may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

9.2
Nothing in Section 9.1 shall limit the Administrator’s ability to provide for, either in the initial Option Agreement or later through amendment of an Option, for acceleration of vesting or exercisability provisions applicable to an Option, as a result of a Change of Control or otherwise.

9.3
If the Company liquidates or dissolved while unexercised Options remain outstanding under the ISOP, then all such outstanding Options will terminate immediately as of the effective date of any such liquidation or dissolution of the Company.

ISRAELI STOCK OPTION PLAN

9.4
Subject to any action required under the Applicable Laws by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock that have been authorized for issuance under the ISOP but as to which no Options have yet been granted or that have been returned to the ISOP upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

9.5
Anything herein to the contrary notwithstanding, if prior to the completion of the IPO, all or substantially all of the shares of the Company are to be sold, or in case of a Transaction, all or substantially all of the shares of the Company are to be exchanged for securities of another Company, then each Optionee shall be obliged to sell or exchange, as the case may be, any Shares such Optionee purchased under the ISOP, in accordance with the instructions issued by the Board in connection with the Transaction, whose determination shall be final.

10.	TERM AND EXERCISE OF OPTIONS

10.1
Each Option granted pursuant to the ISOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board or the Committee shall from time to time approve.  Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates and the type of Option granted thereunder (whether a CGO, a OIO, an Unapproved 102 Option or a 3(i) Option).

10.2
Options shall be exercised by the Optionee by delivering both a written notice of the intent to exercise and payment of the Purchase Price to the Company, in such form and method as may be determined by the Company and the Trustee, and when applicable, in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of notice and payment by the Company at its principal office.  The notice shall specify the number of Shares with respect to which the Option is being exercised.  Options may not be exercised for a fraction of a Share.  The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.  Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the ISOP and for sale under the Option, by the number of Shares as to which the Option is exercised.

10.3
Options, to the extent not previously exercised, shall terminate forthwith upon the Expiration Date, which shall be the earlier of:  (i) the expiration of ten (10) years from the Date of Grant (or such shorter period as may be specified in the Option Agreement); (ii) the expiration of any extended or shortened period in any of the events set forth in Section 10.8 below; or (iii) as a result of a Transaction governed by Section 9.

ISRAELI STOCK OPTION PLAN

10.4	Transferability of Options shall be governed by Section 15 below.

10.5
Each Option shall be exercisable following the Vesting Dates set forth in the Option Agreement and subject to the provisions of the ISOP for the number of Shares as shall be provided in Exhibit B of the Option Agreement.  However no Option shall be exercisable after the Expiration Date.

10.6
The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options are either vested and/or exercisable pursuant to their terms, prior to the Expiration Date, and provided that, subject to the provisions of Section 10.8 below, the Optionee is an Employee or a Service Provider of the Company or any of its Affiliates, at all times during the period beginning with the Date of Grant of the Option and ending upon the date of exercise.

10.7
Subject to the provisions of Section 10.8 below, in the event of termination of Optionee’s Continuous Service Status with the Company or any of its Parents or Affiliates, all unexercised Options granted to such Optionee will immediately expire.

10.8
Notwithstanding anything to the contrary in Section 9 and provided that the Administrator may provide for longer periods (not to exceed the term of the Option under Section 10.2 above) with respect to any individual Option (to be reflected in the applicable Option Agreement), an Option may be exercised after the date of termination of Optionee’s Continuous Service Status during an additional period of time beyond such date, but only with respect to the number of Options in which the Optionee was vested as of the date of termination of the Optionee’s Continuous Service Status:

(i)	in the event of termination without Cause, within a period of thirty (30) days (or such longer period provided in the Option Agreement) following the date of such termination; or

(ii)	in the event termination as the result of death or Disability of the Optionee, within a period of twelve (12) months following the date of such termination; or

(iii)
in the event of termination of employment for Cause, any outstanding unexercised Option (including Option Shares that are otherwise vested and exercisable) will immediately expire and terminate, as of the earlier of the last day of Continuous Service Status or the date on which the Company first notifies the Optionee that his or her relationship will be terminated.

ISRAELI STOCK OPTION PLAN

With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

10.9
To avoid doubt, the holders of Options shall not be deemed owners of the Shares issuable upon the exercise of Options, and shall not have any of the rights or privileges of stockholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option, until registration of the Optionee as holder of such Shares in the Company’s register of members, upon exercise of the Option in accordance with the provisions of Section 10.2 above.

10.10
Any form of Option Agreement authorized by the ISOP may contain such other provisions as the Administrator may, from time to time, deem advisable.  Without limiting the foregoing, the Administrator may, with the consent of the Optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company’s obligation in respect of such Option may be discharged by (i) payment to the Optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the Shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate Purchase Price or such Shares, (ii) the issuance or transfer to the Optionee of Shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Administrator in its sole discretion.

11.	VESTING OF OPTIONS

11.1
Subject to Section 11.2 below, any Option granted hereunder shall vest and become exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the ISOP and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee.  No Option shall be exercisable after the Expiration Date.  The vesting provisions of individual Options, as reflected in individual Option Agreements, may vary.

11.2
The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws).  In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Applicable Laws), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

ISRAELI STOCK OPTION PLAN

12.	PURCHASE FOR INVESTMENT

Notwithstanding any other provision of the ISOP or any agreement entered into by the Company pursuant to the ISOP, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the ISOP unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.  The Company’s obligation to issue or allocate Shares upon exercise of an Option granted under the ISOP is expressly conditioned upon:  (a) the Company’s completion of any registration or other qualifications of such Shares under any state and/or federal law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee’s death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable.  Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee):  (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof, and (b) agrees to have placed upon the face and reverse of any certificates, evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of State and federal laws and regulatory agencies.

13.	SHARES SUBJECT TO RIGHT OF FIRST REFUSAL

13.1
Notwithstanding anything to the contrary in the Company’s Bylaws or Certificate of Incorporation, as amended from time to time, none of the Optionees shall have a right of first refusal in relation to any sale of Company’s shares by the Company or any other party.

13.2
Unless otherwise determined by the Administrator, until such time as the Company shall complete an IPO, the sale of Shares issuable upon the exercise of an Option shall be subject to a right of first refusal on the part of the Repurchaser(s), as set forth in the Exercise Notice provided as a part of the Option Agreement, or if not so provided as set forth below:  Repurchaser(s) means (i) the Company, if permitted by applicable law, (ii) if the Company is not permitted by applicable law, then any Affiliate of the Company designated by the Board or (iii) if no decision is reached by the Board then the Company’s existing stockholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their shareholding.  The Optionee or the Trustee on his behalf shall give a notice of sale (hereinafter the “Notice”) to the Company in order to offer the Shares to the Repurchaser(s).

13.3
The Notice shall specify the name of each proposed purchaser or other Transferee (hereinafter the “Proposed Transferee”), the Number of Shares offered for sale, the price per Share and the payment terms.  The Repurchaser(s) will be entitled for 30 days from the day of receipt of the Notice (hereinafter the “Notice Period”), to purchase all or part of the offered Shares on a pro rata basis based upon their respective holdings in the Company.

ISRAELI STOCK OPTION PLAN

13.4
If by the end of the Notice Period, not all of the offered Shares have been purchased by the Repurchaser(s), the Optionee or the Trustee on his behalf, shall be entitled to sell such Shares at any time during the 90 days following the end of the Notice Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee.

14.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt any exercised Options) issued upon the exercise of Options by the Optionee and held by the Trustee, and subject to the Company’s By Laws and Certificates of Incorporation as amended from time to lime, as well as to Section 10.8 above, the Option shall be entitled to receive, dividends and other distributions in accordance with the quantity of such Shares, and subject to any applicable taxation on distribution of dividends and when applicable according to the provisions of Section 102.

15.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

Except as set forth in this Section 15, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by an Optionee will not constitute a transfer.  An Option may be exercised, during the lifetime of the holder of an Option, only by such holder or a transferee permitted by this Section 15.

Notwithstanding the above, the Administrator may in its discretion grant 3(i) Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to family member, on such terms and conditions as the Administrator deems appropriate; provided however that the provisions in the case of termination of Continuous Service State under Section 10.8 above shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Section 10.7.

16.	EFFECTIVE DATE AND DURATION OF THE ISOP

The ISOP shall be effective as of the date it was adopted by the Board and shall terminate at the end of ten (10) years from such date of adoption by the Board.

ISRAELI STOCK OPTION PLAN

17.	AMENDMENTS OR TERMINATION

The Board may at any time, but after consultation with the Trustee, amend, alter, suspend or terminate the ISOP.  No amendment, alteration, suspension or termination of the ISOP shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.  Termination of the ISOP shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the ISOP prior to the date of such termination.

No Options may be granted under the ISOP while the ISOP is suspended or after it is terminated.

18.	GOVERNMENT REGULATIONS

The ISOP, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to the Applicable Laws.  Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.

19.	CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES

Neither the ISOP, nor the Option Agreement with the Optionee, shall impose any obligation on the Company or a Parent or Affiliate to continue any Optionee in its employ or service; and nothing in the ISOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a Parent or Affiliate thereof.

20.	GOVERNING LAW & JURISDICTION

The ISOP shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws; provided however that to the extent required under law, the Optionees and any tax matters concerning the Optionees and the grant of Options hereunder, shall be subject to the tax laws of the State of Israel, including, without limitation, the Ordinance, as may be amended from time to time.  The competent courts of Tel Aviv-Jaffa shall have sole jurisdiction in any matters pertaining to the ISOP.

21.	TAX CONSEQUENCES

21.1
Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee.  The Company and/or its Parent or Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source.  Furthermore, the Optionee shall agree to indemnify the Company and/or its Parent or Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee, the Administrator allows the withholding or surrender of Shares to satisfy an Optionee’s tax withholding obligations under this Section 21, the Administrator shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for tax purposes, including payroll taxes.

ISRAELI STOCK OPTION PLAN

21.2	The Company and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

21.3
To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any tax withholding obligation relating to the exercise or acquisition of Shares under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Option by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) subject to the Administrator’s approval on the payment date, authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise or acquisition of Shares under the Option in an amount not to exceed the minimum amount of tax required to be withheld by law; or (iii) subject to Administrator approval on the payment date, delivering to the Company owned and unencumbered Shares, provided that Shares acquired upon exercise of Options have been held by the Optionee for at least 6 months from the date of exercise.

22.	NON-EXCLUSIVITY OF THE ISOP

The adoption of the ISOP by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the ISOP, and such arrangements may be either applicable generally or only in specific cases.

For the avoidance of doubt, prior grant of options to Optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this Section.

23.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the ISOP at the same time, or at any other time.  The Board may also grant more than one Option to a given Optionee during the term of the ISOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

24.	INFORMATION TO OPTIONEES AND PURCHASERS

The Company shall provide to each Optionee who acquires Shares pursuant to the ISOP, not less frequently than annually during the period such participant has one or more Options outstanding, and, in the case of an individual who acquires Shares pursuant to the ISOP, during the period such individual owns such Shares, copies of annual financial statements for the Company.  The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.